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                                                                Exhibit (g)(vii)

                                  SCHEDULE "A"
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                              SCHWAB CAPITAL TRUST
                                       and
                          BROWN BROTHERS HARRIMAN & CO.

                             (Effective May 1, 2002)

Effective May 1, 2002, the following is a list of Funds for which the Custodian shall serve under the Agreement:

                            COMMUNICATIONS FOCUS FUND
                          FINANCIAL SERVICES FOCUS FUND
                             HEALTH CARE FOCUS FUND
                         SCHWAB INTERNATIONAL INDEX FUND
                       SCHWAB MARKETTRACK ALL EQUITY FUND
                        SCHWAB MARKETTRACK BALANCED FUND
                      SCHWAB MARKETTRACK CONSERVATIVE FUND
                         SCHWAB MARKETTRACK GROWTH FUND
                           SCHWAB SMALL CAP INDEX FUND
                              TECHNOLOGY FOCUS FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed in its name and on behalf of each such Fund.

SCHWAB CAPITAL TRUST                  BROWN BROTHERS HARRIMAN & CO.

By: /s/ Vivian Ramos                       By: /s/ Steven E Basil
Name: Vivian Ramos                        Name: Steven E Basil
Title: Asst. Treasurer                    Title: Per Pro Brown Brothers Harriman
Date: 2/22/02                             Date: 3/22/02